Exhibit 10.12
RELEASE AND SEPARATION AGREEMENT
     THIS RELEASE AND SEPARATION AGREEMENT (the “Agreement”) is made and entered into as of this 24nd day of May, 2006, by and among OLD NATIONAL BANCORP (the “Company”), an Indiana corporation, and MICHAEL R. HINTON (the “Executive”), a resident of the State of Indiana.
W I T N E S S E T H:
     WHEREAS, the Executive had been employed as the Senior Executive Vice President and Chief Operating Officer of the Company and as the Chairman and Chief Executive Officer of Old National Bank (the “Bank”), a subsidiary of the Company; and
     WHEREAS, the Executive resigned from such positions effective as of April 13, 2006; and
     WHEREAS, the Company and the Executive desire to enter into this Agreement to confirm their mutual understanding and agreement with respect to the Executive’s separation from employment with the Company and its Affiliates (as hereinafter defined).
     NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:
     Section 1. Resignation.
     (a) The Executive resigned and ceased serving as the Senior Executive Vice President and Chief Operating Officer of the Company and the Chairman and Chief Executive Officer of the Bank and otherwise resigned as and ceased being an employee of the Company and the Bank on April 13, 2006 (the “Effective Date”).
     (b) This Agreement constitutes the Executive’s resignation, effective as of the Effective Date, as a director, officer and employee of, and from all other positions with, each of the Affiliates. This Agreement also constitutes the Executive’s resignation, effective as of the Effective Date, as a trustee, administrator and fiduciary of, and from every other capacity with, each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) and each other plan, trust and other arrangement or program of the Company or any of its Affiliates.
     (c) For purposes of this Agreement, the term “Affiliates” means all subsidiaries, affiliates and related corporations or entities of the Company, and all corporations and entities that directly or indirectly control, are controlled by or under common control with the Company (and including all predecessors, successors and assigns of each of the foregoing).

     Section 2. Status of Severance Agreement. Except as provided in Sections 7 and 9 hereof, the Severance Agreement (the “Severance Agreement”) dated January 1, 2005 by and between the Company and the Executive shall remain in full force and effect in accordance with the provisions thereof. All other severance or similar agreements, if any, between the Company or any of its Affiliates and the Executive are hereby terminated, and the Executive hereby waives, relinquishes and releases any and all payments, benefits, claims, rights and remedies under such other agreements.
     Section 3. Status of Change of Control Agreement. The Change of Control Agreement dated January 1, 2005 by and between the Company and the Executive and all other change of control or similar agreements, if any, (collectively, the “Control Agreements”) are hereby terminated effective as of the Effective Date. The Executive understands and agrees that he has never been and shall not be entitled to any payments, benefits or other amounts under any of the Control Agreements, and the Executive hereby waives, relinquishes and releases any and all payments, benefits, claims, rights and remedies under each of the Control Agreements.
     Section 4. Status of Employee Benefit Plans.
     (a) Employee Pension Benefit Plans. The Executive’s participation and eligibility to participate in, and all benefits or payments under, any and all employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) sponsored or maintained by the Company or any of its Affiliates shall terminate and cease as of the Effective Date; provided, however, that the Executive shall receive all benefits and payments to which he is entitled as of the Effective Date under such plans in accordance with the provisions of such plans and applicable law.
     (b) Employee Welfare Benefit Plans. The Executive’s and his dependent’s participation and eligibility to participate in, and all benefits or payments under, any and all employee welfare benefit plans (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) and any and all other plans, funds, programs or arrangements sponsored or maintained by the Company or any of its Affiliates have terminated and ceased as of the Effective Date or, with respect to participation in the Company’s Exclusive Provider Organization Family Medical Plan (the “Company’s Medical Plan”), as of April 30, 2006; provided, however, that the Executive shall receive all benefits, insurance and payments to which he was entitled as of the Effective Date or April 30, 2006, as applicable, under such plans in accordance with the provisions of such plans and applicable law. In this regard, in the event that the Executive elects coverage for himself and/or his dependents under the Company’s Medical Plan in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company shall reimburse, in a single lump sum payment of Twenty-five Thousand Dollars ($25,000.00) within thirty (30) days following the date of this Agreement, the Executive for the amount of the premiums associated with such coverage for 18 months following the date of this Agreement plus a Gross-up Payment (as hereinafter defined). In any event, the Executive’s and his dependent’s coverage under the Company’s Medical Plan will terminate and cease in accordance with COBRA laws and regulations.

     For purposes of this Agreement, the term “Gross-up Payment” means an additional payment to the Executive in an amount equal to the income taxes payable by the Executive relating to the reimbursement of the premiums contemplated by this Subsection.
     (c) Other Plans. The Executive understands and agrees that, following the earlier of the Effective Date or April 30, 2006, as provided in the applicable plan, policy or program, neither the Executive nor any of his dependents are covered under or participants in, or eligible for coverage under or participation in, any life, accidental death or disability insurance policy and any other policy, plan or program sponsored, maintained or offered by the Company (other than the Company’s Medical Plan during the COBRA period specified in Section 4(b) hereof). In this regard, the Executive hereby releases, waives and relinquishes any and all benefits, payments, rights, claims and interests in and to any and all life, accidental death, disability and other insurance policies or programs and any and all other policies, plans or programs sponsored, maintained or offered by the Company (other than under the Company’s Medical Plan during the COBRA period specified in Section 4(b) hereof).
     (d) Retirement Status. The Executive understands and agrees that he has not satisfied the requirements for retirement or early retirement under any employee benefit pension plan, employee welfare benefit plan or other plan, fund, program or arrangement sponsored or maintained by the Company or any of its Affiliates, including, but not limited to, the Company’s retiree health insurance program and the Company’s deferred compensation plan.
     Section 5. Status of Awards Under Short-Term Incentive Compensation Plan. Any and all possible awards or payments to the Executive under the Company’s Short-Term Incentive Compensation Plan and all other incentive, bonus or compensation plans or arrangements of the Company (other than as provided in Section 6 hereof) that were unearned or unpaid as of the Effective Date shall be terminated and forfeited as of the Effective Date, and the Executive (and any party claiming by or through the Executive) shall have no rights or claims thereto.
     Section 6. Status of Awards Under 1999 Equity Incentive Plan. Any and all outstanding awards to the Executive under the Company’s 1999 Equity Incentive Plan (the “1999 Plan”) shall be treated as follows:
     (a) Stock Options. All outstanding and unexercised options to purchase shares of common stock of the Company that were granted to the Executive prior to January 1, 2006 and that are vested and exercisable as of the Effective Date shall remain outstanding and subject to the terms and conditions of the applicable executive stock option award agreement between the Company and the Executive except that the options shall be exercisable for the maximum period provided in each such agreement. Such stock option award agreements shall be deemed amended in accordance with this Subsection as of the Effective Date, but all other provisions of such agreements shall not be amended or modified in any respect and shall remain binding upon the parties thereto and in full force and effect in accordance with their respective terms (including, but not limited to, the exercise prices stated therein).

     All outstanding and unvested options to purchase shares of common stock of the Company that were granted to the Executive on or after January 1, 2006 shall be terminated and forfeited as of the Effective Date, and the Executive (and any party claiming by or through the Executive) shall have no rights or claims thereto.
     (b) Restricted Stock. All outstanding shares of performance based restricted common stock of the Company that were granted to the Executive prior to January 1, 2006 shall remain outstanding and subject to the terms and conditions of the applicable restricted stock award agreement between the Company and the Executive (including, but not limited to, all periods of restriction and the requirement of achievement of all performance goals or criteria relating to such shares). The period of restriction relating to the 3,900 shares of service based restricted common stock of the Company that were granted to the Executive in February, 2006 shall be deemed to have lapsed on June 1, 2006. Such restricted stock award agreements shall be deemed amended in accordance with this Subsection as of the Effective Date, but all other provisions of such agreements shall not be amended or modified in any respect and shall remain binding upon the parties thereto and in full force and effect in accordance with their respective terms (including, but not limited, any periods of restriction stated therein).
     All outstanding shares of performance based restricted common stock of the Company that were granted to the Executive on or after January 1, 2006 and that are subject to the achievement of certain performance goals or criteria shall be forfeited as of the Effective Date, and the Executive (and any party claiming by or through the Executive) shall have no rights or claims thereto.
     (c) Applicable Law. The Company and the Executive shall comply with all applicable securities and other laws, statutes, rules and regulations relating to all stock options, shares of restricted common stock and other securities of the Company, including, but not limited to, Section 16 of the Securities Exchange Act of 1934, as amended.
     Section 7. Lump Sum Payment. Following receipt by the Company of this Agreement and the Release (as hereinafter defined) duly executed by the Executive and the expiration of all applicable waiting periods relating to the Release, the Company shall within ten (10) days following the expiration of such waiting periods pay to the Executive in immediately available funds a single lump sum of $629,458, less all applicable withholding taxes. The Company and the Executive hereby agree that the lump sum payment under this Section 7 shall be in full satisfaction of the payment required under Section 3(c) of the Severance Agreement, and the Executive hereby releases, waives and relinquishes any and all rights, claims and interests in and to any payment under Section 3(c) of the Severance Agreement.
     Section 8. Salary and Vacation Time. The Executive acknowledges and agrees that the Company or the appropriate Affiliate has paid in full to the Executive all salary and all accrued but unused vacation time earned by the Executive through the Effective Date.
     Section 9. Release. In consideration of the amendments to the executive stock option award agreements and restricted stock award agreements contemplated by Section 6 hereof, the lump sum payment contemplated by Section 7 hereof and the other provisions of this Agreement, the Executive shall execute and deliver to the Company the release (the “Release”) in the form attached hereto as Exhibit A, which shall be in lieu of the release required by the Severance Agreement.
     Section 10. Certain Other Matters.
     (a) No Employment Agreement. The Executive understands and agrees that, at the time of his resignation, he was an employee-at-will of the Company and any of the Affiliates and that he is not a party to any employment agreement with the Company or any of the Affiliates. With respect to all other agreements between the Company or any of its Affiliates and the Executive, the Executive further understands and agrees that the Company has not breached or defaulted under any of such agreements.
     (b) No Assignment. The Executive represents and agrees that he has not made and shall not make any assignment or other transfer of any interest in any claim, right, demand or action which he had, has or may have against the Company or any of its Affiliates or against any of their respective directors, officers, employees, managers, representatives or agents.
     (c) Cooperation. Upon the request of the Company or any of its Affiliates, the Executive shall cooperate and make himself reasonably available at appropriate times and places determined by the Company or any of its Affiliates in connection with any claim, demand, action, suit, proceeding, examination, investigation or litigation (regulatory or otherwise) by, against or affecting the Company or any of its Affiliates. The Company or the appropriate Affiliate shall reimburse the Executive for his reasonable out-of-pocket travel expenses incurred in connection with the foregoing.
     (d) Memberships. All memberships (including, but not limited to, memberships in any country clubs) that are in the name of the Company or any of its Affiliates shall be retained by the Company or Affiliate and shall not be used by the Executive subsequent to the Effective Date. Any memberships that are personal to and in the name of the Executive may continue to be held as private memberships in the Executive’s name, and the Company’s or any Affiliate’s payment of any dues or other amounts with respect thereto shall cease as of the Effective Date.
     Section 11. Miscellaneous.
     (a) Further Assurances. Each of the parties hereto shall do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered at any time and from time to time upon the request of the other party hereto all such further acts, documents and writings as may be reasonably required to effect any of the transactions contemplated by this Agreement.

     (b) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, executors, representatives and heirs; provided, however, that neither party hereto may assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned, without the prior consent of the Executive, to any of the Affiliates or to a successor of the Company (whether in connection with any merger, consolidation, share exchange, combination, change in control, sale of substantially all stock, assets or business, or similar transaction involving the Company or any of its Affiliates) and, upon the Executive’s death, this Agreement shall inure to the benefit of and be enforceable by the Executive’s executors, administrators, representatives, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid to such persons or the estate of the Executive.
     (c) Waiver; Amendment. No provision or obligation of this Agreement may be waived or discharged unless such waiver or discharge is agreed to in writing and signed by the Company and the Executive. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder. This Agreement may be amended, modified or supplemented only by a written agreement executed by the Company and the Executive.
     (d) Headings. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation, construction, or enforcement of this Agreement.
     (e) Severability. All provisions of this Agreement are severable from one another. In case any one or more of the provisions (or any portion thereof) contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions (or portion thereof) had never been contained herein.
     (f) Notice. Any notice, request, instruction or other document to be given hereunder to any party shall be in writing and delivered by hand, facsimile transmission, certified United States mail, return receipt requested, or other form of receipted delivery, with all expenses of delivery prepaid, as follows:

If to the Company:	Old National Bancorp
Attention: Chief Legal Counsel
One Main Street
Evansville, Indiana 47708
Telephone: (812) 464-1363
Facsimile: (812) 468-0399

If to the Executive:	Michael R. Hinton
10900 Browning Road
Evansville, Indiana 47711
     (g) No Counterparts. This Agreement may not be executed in counterparts.
     (h) Governing Law; Jurisdiction; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without reference to any choice or conflict of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana, except to the extent that the laws of the State of Indiana are expressly preempted by Federal law. The Company and the Executive hereby agree that all demands, claims, actions, suits, proceedings, counterclaims and litigation relating to this Agreement shall be filed, tried and litigated only in a state court for the State of Indiana located in Evansville, Indiana or in the United States District Court for the Southern District of Indiana, Evansville Division, located in Vanderburgh County, Indiana. In connection with the foregoing, the parties hereto irrevocably consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of jurisdiction of or proper venue by such courts. THE COMPANY AND THE EXECUTIVE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DEMAND, CLAIM, ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT.
     (i) Entire Agreement. This Agreement, the Severance Agreement and the plans, programs, policies, arrangements and stock option and restricted stock award agreements referenced herein constitute the entire understanding and agreement between the parties hereto relating to the subject matter hereof and thereof and supersede all other understandings, commitments, representations, negotiations, contracts and agreements, whether oral or written, between the parties hereto relating to the matters contemplated hereby or thereby. Neither the Company nor any of its Affiliates are a party to or bound by any agreement with the Executive other than this Agreement, the Severance Agreement, any stock option and restricted stock award agreements and any documents pursuant to which the Executive has a loan, trust or other banking transaction or relationship with any of the Affiliates.
     (j) Construction. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, any party. Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. All reference to the masculine, feminine, or neuter genders shall include any other gender, as the context requires.
     (k) Attorneys’ Fees. In the event of any demand, claim, suit, action, proceeding or counterclaim with respect to any breach or attempted breach of this Agreement or in any way arising out of or relating to this Agreement, the prevailing party shall, in addition to such other relief as a court may award, be entitled to recover its or his, as the case may be, reasonable attorneys’ fees, costs and expenses from the non-prevailing party.
     (l) Review and Consultation. The Executive hereby acknowledges and agrees that he (i) has read this Agreement in its entirety prior to executing it, (ii) understands the provisions and effects of this Agreement, (iii) has consulted with such of his own attorneys, accountants and financial and other advisors as he has deemed appropriate in connection with his execution of this Agreement, and (iv) has executed this Agreement voluntarily. THE EXECUTIVE HEREBY UNDERSTANDS AND AGREES THAT THIS AGREEMENT HAS BEEN PREPARED BY THE COMPANY AND THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT FROM THE COMPANY, ANY DIRECTOR, OFFICER OR EMPLOYEE OF THE COMPANY OR ANY ATTORNEY, ACCOUNTANT OR ADVISOR FOR THE COMPANY.
     (m) Taxes. All federal, state, local and other taxes (including, but not limited to, interest, fines and penalties) resulting from, imposed upon by virtue of or relating to the transactions or the payments or benefits to the Executive contemplated by or referenced in this Agreement shall be paid by the Executive, other than payment by the Company of its portion of any employment taxes or of the income taxes on the reimbursement of premiums contemplated by Section 4(b) hereof.
     (n) Recitals. The recitals, premises and “Whereas” clauses contained on page 1 of this Agreement are expressly incorporated into and made a part of this Agreement.
     (o) No Admission. This Agreement shall not in any way be construed as an admission by the Company of any act of discrimination or improper conduct whatsoever against the Executive or any other person or of any other matter. The Company specifically disclaims any liability to or discrimination against the Executive or any other person on the part of itself and its directors, officers, employees and agents.
     (p) Consideration. The Executive agrees that the Company’s execution of this Agreement, the amendments to the executive stock option award agreements and restricted stock award agreements contemplated by Section 6 hereof, the lump sum payment contemplated by Section 7 hereof and the other obligations of the Company hereunder are adequate consideration for the Release, the covenants of the Executive set forth in the Severance Agreement and the other actions or obligations of the Executive pursuant to this Agreement and the Severance Agreement.

     IN WITNESS WHEREOF, the Company and the Executive have made, entered into, executed and delivered this Agreement as of the day and year first above written.

/s/ Michael R. Hinton

Michael R. Hinton

OLD NATIONAL BANCORP

By:	/s/ Allen R. Mounts
Allen R. Mounts
Executive Vice President
Chief Human Resources Officer

EXHIBIT A
NOTICE
Various local, state, and federal laws prohibit employment discrimination based on age, sex, race, color, national origin, religion, disability, sexual orientation, gender identity, and veteran status. These laws are enforced through the Equal Employment Opportunity Commission (EEOC), the U.S. Department of Labor, the Indiana Civil Rights Commission, and/or other similar state entities, agencies or commissions. If you feel that your decision to enter into the attached Release of All Claims was coerced or is discriminatory, you are encouraged to speak with Allen Mounts (812-464-1411) or other appropriate Old National Bancorp officials.
You should also discuss the language of this Release of All Claims with a lawyer of your own choosing. In any event, you should thoroughly review and understand the effect of this Release of All Claims before acting on it; therefore, please take this Release of All Claims home and review it.
YOU MAY TAKE UP TO TWENTY-ONE (21) DAYS BEFORE SIGNING THIS RELEASE OF ALL CLAIMS. YOU MAY REVOKE THIS RELEASE OF ALL CLAIMS BY DOING SO IN WRITING WITHIN SEVEN (7) DAYS OF YOUR EXECUTING THIS RELEASE OF ALL CLAIMS AND BY HAND-DELIVERING THE SAME TO OLD NATIONAL BANCORP’S GENERAL COUNSEL.
This Release of All Claims was presented to Michael R. Hinton on ___, 2006, and you have until ___, 2006 to consider and execute this Release of All Claims.

Acknowledged by

Executive	Date

cc:	Personnel File
Old National Bancorp — c/o EVP Human Resources

RELEASE OF ALL CLAIMS
     FOR VALUABLE CONSIDERATION, including, but not limited to, the amendments to the stock option award agreements and restricted stock award agreements contemplated by Section 6 of that certain Release and Separation Agreement entered into by and between the Executive and Old National Bancorp and dated May 24, 2006 (the “Separation Agreement”), the lump sum payment to the Executive contemplated by Section 7 of the Separation Agreement and other provisions of the Separation Agreement, the Executive hereby enters into this Release of All Claims (“Release”) in favor of Old National Bancorp (including all of its subsidiary and affiliated companies) (the “Company”) and its agents as set forth herein.
     1. The Executive releases, waives and discharges the Company and its Agents (as defined below) from all rights and claims arising out of the Executive’s employment relationship with the Company that are known or might be known on the date of the execution of this Release, including but not limited to, discrimination claims based on age, race, sex, religion, national origin, disability, veterans status, sexual orientation, gender identity, or any other claim of employment discrimination, including claims arising under the following laws and amendments thereto, if any: the Civil Rights Act of 1866, 42 U.S.C. § 1981; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Age Discrimination in Employment Act of 1967; the Federal Rehabilitation Act of 1973; the Family and Medical Leave Act; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Indiana Civil Rights Act; the Indiana Wage Payment and Wage Claims Acts; any Federal or State wage and hour laws; all other similar Federal, State or local statutes or regulations; and all tort or contract claims, including, but not limited to, breach of contract, breach of good faith and fair dealing, infliction of emotional distress, and wrongful termination or discharge.
     2. The Executive further acknowledges that the Company has advised the Executive to consult with an attorney of the Executive’s own choosing and that he has had ample time and adequate opportunity to thoroughly discuss all aspects of this Release with legal counsel prior to executing this Release.
     3. The Executive agrees that the Executive is signing this Release of his own free will and is not signing under duress.
     4. In the event the Executive is forty (40) years of age or older, the Executive acknowledges that the Executive has been given a period of twenty-one (21) days to review and consider a draft of this Release in substantially the form of the copy now being executed, and has carefully considered the terms of this Release. The Executive understands that the Executive may use as much or all of the twenty-one (21) day period as the Executive wishes prior to signing, and the Executive has done so.

     5. In the event the Executive is forty (40) years of age or older, the Executive has been advised and understands that the Executive may revoke this Release within seven (7) days after acceptance. ANY REVOCATION MUST BE IN WRITING AND HAND-DELIVERED TO:
Old National Bancorp
Attn: General Counsel
One Main Street, 8th Floor
Evansville, Indiana 47708
NO LATER THAN BY CLOSE OF BUSINESS ON THE SEVENTH (7TH) DAY FOLLOWING THE DATE OF EXECUTION OF THIS RELEASE.
     6. The “Company and its agents,” as used in this Release, means the Company; its subsidiary, affiliated, or related entities; their predecessors, successors and assigns; and the directors, officers, managers, supervisors, employees, representatives, servants, agents and attorneys of the entities above described; and all persons acting, through, under or in concert with any of them.
     7. The Executive agrees to refrain from voicing any criticism of the Company and its Agents which is intended to harm the reputation, goodwill, or commercial interests of the Company and its Agents. Similarly, the Company and its Agents agree to refrain from voicing any criticism of the Executive which is intended to harm the reputation, goodwill, or commercial interests of the Executive; provided that this Section 7 shall not apply to any unauthorized communication by employees of Company or its Agents. The Company agrees to refrain from providing any information about the Executive to third parties, other than confirming dates of employment and job title, unless the Executive gives the Company written authorization to release other information or as otherwise required by law. This restriction will not bar the Company from disclosing the Release as a defense or bar to any claim made by the Executive in derogation of this Release.

PLEASE READ CAREFULLY BEFORE SIGNING. THIS RELEASE CONTAINS A RELEASE AND DISCHARGE OF ALL KNOWN AND UNKNOWN CLAIMS AGAINST THE COMPANY AND ITS AGENTS EXCEPT THOSE RELATING TO THE ENFORCEMENT OF THIS RELEASE OR THOSE ARISING AFTER THE EFFECTIVE DATE OF THIS RELEASE.
Printed Name: Michael R. Hinton
Signature

BY:	/s/ Michael R. Hinton	5/24/06

	EXECUTIVE’S SIGNATURE	DATE

OLD NATIONAL BANCORP

BY:	/s/ Allen R. Mounts	5/24/06

DATE
Allen R. Mounts
Executive Vice President
Chief Human Resources Officer